EXHIBIT 10.9

LEASE AGREEMENT

LIBERTY PROPERTY LIMITED PARTNERSHIP
Landlord

AND

VELCERA, INC.
Tenant

AT

777 Township Line Road, Suite 160
Yardley, Pennsylvania 19067

LEASE AGREEMENT

i

THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and VELCERA, INC., a corporation organized under the laws of Delaware (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1.  Basic Lease Terms and Definitions.

(a)  Premises: Suite 160, as shown on Exhibit “A”, consisting of 4,222 rentable square feet.

(b)  Building: 110,000 rentable square feet.
   Address: 777 Township Line Road, Yardley, Pennsylvania 19067.

(c)  Term: Sixty-Two (62) months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term).

(d)  Commencement Date: The later of (A) July 1, 2007 (the “Anticipated Completion Date”), or (B) the date of substantial completion of the Tenant Improvements, but not later than the date Tenant takes possession of the Premises for the conduct of its business, if earlier.

(e)  Expiration Date: The last day of the Term.

(f)  Minimum Annual Rent: Payable in monthly installments as follows:

Month of Term	Annual	Monthly	Month of Term	Annual	Monthly
*1-2	—	$0.00	27-38	$74,307.20	$6,192.27
3-14	$70,085.20	$5,840.43	39-50	$76,418.20	$6,368.18
15-26	$72,196.20	$6,016.35	51-62	$78,529.20	$6,544.10

*Monthly installments of Annual Operating Expenses shall be payable by Tenant in these months notwithstanding that no installments of Minimum Annual Rent are then due and payable.

(g)  Annual Operating Expenses: $42,135.56, payable in monthly installments of $3,511.30, subject to adjustment as provided in this Lease.

(h)  Tenant’s Share: 3.84% (also see Definitions).

(i)  Use: General office.

(j)  Security Deposit: $28,055.19.

(k)  Addresses For Notices:

Landlord:	Liberty Property Limited Partnership	Tenant:	Before the Commencement Date:
	5 Walnut Grove Drive, Suite 200		Velcera, Inc.
	Horsham, PA 19044		201 Corporate Drive
	Attention: Senior Vice President/City Manager		Langhorne, PA 19047-8007
Attention: Dennis Steadman

On or after the Commencement Date: Premises

		With a copy to:	Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4140
Attention: William Mower

(l)  Guarantor: Not required.

(m)  Additional Defined Terms: See Rider 1 for the definitions of other capitalized terms.

(n)  Contents: The following are attached to and made a part of this Lease:

Rider 1 - Additional Definitions	Exhibits:	“A” - Plan showing Premises
“B” - Building Rules “C” - Estoppel Certificate Form “D” - Cleaning Schedule “E” - Plan of Improvements “F” - Specifications

2.  Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Subject to Landlord’s completion of the Tenant Improvements set forth in Section 28 below, Tenant accepts the Premises, Building and Common Areas “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant (a) acknowledge that all square foot measurements are approximate and (b) stipulate and agree to the rentable square footages set forth in Sections 1(a) and (b) above for all purposes with respect to this Lease. Landlord warrants to Tenant that, to the best of Landlord’s actual knowledge, as of the Commencement Date, the Premises shall be in material compliance with all Laws of the governmental authorities having jurisdiction.

3.  Use. Tenant shall occupy and use the Premises only for the Use specified in Section l above. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times. Tenant shall have access to the Building, Premises and Common Areas 24 hours per day, 7 days per week, 365 days per year during the Term, except and to the extent of an emergency or any required repair or maintenance activities which reasonably require the temporary shutdown of utilities or Building Systems. Tenant is not required to occupy the Premises or conduct any business therein, and neither failure to occupy or failure to operate on the Premises, nor vacation of the Premises by Tenant, shall be a default or breach of this Lease as long as Tenant continues to pay all sums as required hereby and continues to meet all of its other obligations under this Lease. If Tenant does not occupy the Premises or conduct any business therein at any time during the Term, for a period in excess of 6 consecutive calendar months, other than as a result of a remodeling, casualty, condemnation or force majeure, then Landlord may, in its sole discretion, elect to terminate this Lease at any time thereafter, while Tenant does not occupy the Premises or conduct any business therein, by giving 30 days written notice of such termination to Tenant, whereupon the parties shall be released from any further obligations under this Lease, except for such obligations set forth herein that expressly survive the termination of this Lease. Notwithstanding the foregoing, if after Landlord sends such termination notice and before the expiration of such 30 day period, Tenant reoccupies the applicable portion of the Premises and resumes a permitted use thereof, then this Lease shall not be terminated.

4.  Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control. Notwithstanding the foregoing, in the event that Landlord shall not deliver possession of the Premises to Tenant, with the Tenant Improvements substantially complete, on or before the date that is 90 days after Landlord’s receipt of all governmental permits and approvals required for the performance of the Tenant Improvements, as such date shall be extended for delays caused by Tenant or its Agents and delays beyond the reasonable control of Landlord or its Agents (such date, as extended, the “Penalty Date”), Tenant shall receive a credit of one day’s Minimum Annual Rent at the rate applicable to the 3rd through 14th months of the Term for each day after the Penalty Date until substantial completion of the Tenant Improvements is achieved, which credit shall be applied against Minimum Annual Rent first due and owing under this Lease.

5.  Rent. Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise; provided that Monthly Rent for the third full month shall be paid at the signing of this Lease. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within 5 days after the date due. In addition, any Rent, including such charge, not paid within 5 days after the due date will bear interest at the Interest Rate from the date due to the date paid. If any taxes, special assessments, fees or other charges are imposed against Landlord by any authority with respect to the Rent, Tenant will pay these amounts to Landlord when due.

6.  Operating Expenses. The amount of the Annual Operating Expenses set forth in Section 1(g) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses, so long as such is reasonably determined by Landlord and Tenant is notified in writing by Landlord with supporting evidence of such expenses. By April 30th of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses for the preceding calendar year or part thereof. Within 180 days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within 180 days after receiving Landlord’s statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement. During such 180 day period, Tenant shall be entitled, during regular business hours, after giving to Landlord at least 5 business days prior written notice, to inspect in Landlord’s business office all Landlord’s records necessary to satisfy itself that all charges set forth in the statement have been correctly allocated to Tenant, and to obtain an audit thereof by an independent certified public accountant (selected by Tenant with Landlord’s written consent, which shall not be withheld unreasonably) to determine the accuracy of Landlord’s certification of the amount of Operating Expenses charged Tenant. If it is determined that Tenant’s liability for Operating Expenses is less than ninety-five percent (95%) of that amount which Landlord previously certified to Tenant in such statement, Landlord shall pay to Tenant the cost of such audit and regardless of such percentage shall refund promptly to Tenant the amount of the Operating Expenses paid by Tenant which exceeds the amount for which Tenant actually is liable, as determined following such audit. Except as set forth above, Tenant shall bear the total cost of any such audit. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that those Operating Expenses that vary based on level of occupancy are computed as though the Building had been fully occupied.

7.  Services. Landlord will furnish the following services for the normal use and occupancy of the Premises for general office purposes: (i) electricity, (ii) heating and air conditioning in season during Normal Business Hours, (iii) water, (iv) trash removal and janitorial services pursuant to the cleaning schedule attached as Exhibit “D”, and (v) such other services Landlord reasonably determines are appropriate or necessary. If Tenant requests, and if Landlord is able to furnish, services in addition to those identified above, including heating or air conditioning outside of Normal Business Hours, Tenant shall pay Landlord’s reasonable charge for such supplemental services. If because of Tenant’s density, equipment or other Tenant circumstances, Tenant puts demands on the Building Systems in excess of those of the typical office user in the Building, Landlord may install supplemental equipment and meters at Tenant’s expense. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord. In the event Tenant’s consumption of any utility or other service included in Operating Expenses is excessive when compared with other occupants of the Property, Landlord may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption, as reasonably determined by Landlord.

8.  Insurance; Waivers; Indemnification.

(a)  Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.

(b)  Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $1,000,000 combined single limit with a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder. The policy shall name Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without at least 30 days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

(c)  Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

(d)  Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether such act or omission is prior to, during or after the Term. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

9.  Maintenance and Repairs.

(a)  Landlord shall Maintain the Building, including the Premises, the Common Areas, the Building Systems and any other improvements owned by Landlord located on the Property. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition.

(b)  Tenant at its sole expense shall keep the Premises in a neat and orderly condition. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. In the event that Tenant is required to make or pay for any repairs or maintenance of a capital nature that are required for reasons other than Tenant’s specific use or manner of use or occupancy of the Premises or Tenant’s Alterations or installations or acts or omissions of Tenant or its Agents, the costs for such repair shall be amortized out over the useful life of the repair and Tenant shall only be responsible for paying to Landlord that portion of the costs for such repair or maintenance which is attributable to the portion of the useful life of such repair or maintenance which falls within the then remaining term of the Lease.

10.  Compliance.

(a)  Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to Tenant’s specific use or manner of use or occupancy of the Premises or to Alterations made by Tenant or to the acts or omissions of Tenant or its Agents. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises.

(b)  Tenant will comply, and will cause its Agents to comply, with the Building Rules. Landlord agrees to use commercially reasonable efforts to uniformly enforce the Building Rules. Whenever there is any conflict between the contents of Landlord’s rules and regulations and the contents of the Lease, the Lease shall govern.

(c)  Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within 30 days after being billed.

(d)  Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

11.  Signs. Landlord will furnish Tenant building standard identification signage on the interior Building directory, if applicable, and on or beside the main entrance door to the Premises. Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant’s signs.

12.  Alterations. Except for non-structural Alterations that (i) do not exceed $5,000 in the aggregate, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable out of pocket costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any third party inspection of the construction Landlord reasonably deems necessary, and (v) if the cost of the Alteration exceeds $10,000, upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration. At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.

13.  Mechanics’ Liens. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within 15 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14.  Landlord’s Right to Relocate Tenant; Right of Entry.

(a)  Not more often than once during the Term, and only during the 13th through 50th months of the Term, Landlord may relocate Tenant from the Premises to comparable space in the Building as reasonably determined by Landlord. The relocation space shall be comparable to the Premises in all material respects, including without limitation, the size, location and quality of tenant improvements. Landlord will give Tenant at least 90 days advance notice of relocation and will pay for all reasonable costs of such relocation, including, without limitation, reasonable and actual moving expenses, computer and telephone re-wiring and installation, and cost of new stationery and business cards. Such a relocation shall not terminate, modify or otherwise affect this Lease except that “Premises” shall refer to the relocation space rather than the old location identified in Section 1(a).

(b)  Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry. Landlord shall exercise its rights to enter the Premises under this Lease so as to minimize interference with Tenant’s business at the Premises and Landlord shall (at its own cost) repair any damage to the Premises in connection with such entry.

15.  Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within 10 days after Landlord’s notice. If a casualty occurs during the last 12 months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty.

16.  Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.

17.  Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18.  Assignment and Subletting.

(a)  Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord in the Building, (ii) the business, business reputation, or creditworthiness of the proposed transferee is unacceptable to Landlord, (iii) Landlord has comparable space available for lease by the proposed transferee in the Building, or (iv) Tenant is in default under this Lease beyond any applicable cure periods provided in this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)  Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer (A) at least 10 days prior to the effective date in the case of a Transfer referenced in clause (i) or (ii) of the definition of “Transfer” set forth in Rider 1, or (B) within 10 days after the effective date in the case of a Transfer referenced in clause (iii) of the definition of “Transfer” set forth in Rider 1, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.

(c)  The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, 50% of the excess of (i) all compensation received by Tenant for the Transfer, less the commercially reasonable costs incurred by Tenant in connection with such Transfer, over (ii) the Rent allocable to the Premises transferred.

(d)  If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for commercially reasonable third party attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

19.  Subordination; Mortgagee’s Rights.

(a)  Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods under this Lease. This clause shall be self-operative, but within 10 days after request, Tenant shall execute and deliver any further commercially reasonable instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

(b)  No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

(c)  The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20.  Tenant’s Certificate; Financial Information. Within 10 days after Landlord’s request from time to time, but not more than twice in any 12 consecutive month period, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “C” (or other form requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information, provided, however, if Tenant is a publicly traded entity, publicly available information of Tenant shall be sufficient.

21.  Surrender.

(a)  On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise), and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.

(b)  If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent for the first month of any holdover period shall be 150% of the Monthly Rent payable for the last full month immediately preceding the holdover, and the Monthly Rent for every month of the holdover period thereafter shall be 200% of the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

22.  Defaults - Remedies.

(a)  It shall be an Event of Default:

(i)  If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(d) below, Tenant fails to cure such default on or before the date that is 5 days after Landlord gives Tenant notice of default;

(ii)  Intentionally Omitted;

(iii)  If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(d) below, Tenant fails to cure the default on or before the date that is 20 days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within 20 days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time to cure the default if Tenant begins to cure the default within 20 days following Landlord’s notice and continues diligently in good faith to completely cure the default; or

(iv)  If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days.

(b)  If an Event of Default occurs, Landlord shall have the following rights and remedies:

(i)  Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)  To enter and repossess the Premises lawfully, by breaking open locked doors if necessary and lawful, and remove all persons and all or any property, by action at law or otherwise in accordance with law, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

(iii)  To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable. The accelerated amount determined to be payable to Landlord hereunder shall be reduced to present value at the rate of 6% per annum at the time of actual payment; and

(iv)  To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(v)  Notwithstanding anything to the contrary in this Lease, Landlord shall use commercially reasonable efforts to relet the Premises in order to mitigate its damages hereunder, but Landlord shall not be required to prefer the Premises over other space available for lease in the Building.

(c)  In addition to the rights and remedies provided in subsection (a) above, if an Event of Default occurs relating to Tenant's non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania, upon an additional 5 business days prior written notice to Tenant, to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney's collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and during any extended or renewal term of this Lease and after the expiration of any extended or renewal term of this Lease.

Initials on behalf of Tenant:____

(d)  Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a)(i) above more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22(b) in the event of an emergency that constitutes an imminent danger to persons or property or materially interferes with Landlord’s business operations or which requires emergency repairs to the Premises or the Property which are Landlord’s responsibility under this Lease, and (iii) only a 5 day notice shall be required if Tenant fails to comply with the provisions of Sections 13, 20 or 27.

(e)  No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(f)  If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(g)  Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

(h)  When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

Initials on behalf of Tenant:____

(i)  The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.

(j)  TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

Initials on behalf of Tenant:____

(k)  Except as otherwise set forth in this Lease (including, without limitation, Section 22(d) of this Lease), Landlord shall not exercise any remedies otherwise available to Landlord under this Lease and/or at law or in equity without having given the notices and allowed the cure periods expressly set forth in this Lease. Except as otherwise set forth in this Lease (including, without limitation, Sections 22(c) and 22(j) of this Lease), Landlord waives any pre-judgment lien or security interest in Tenant’s inventory, trade fixtures, furnishings, accounts and any other property of Tenant at the Premises that Landlord might otherwise have at law or in equity.

23.  Tenant’s Authority. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

24.  Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of any claim by Tenant against Landlord.

25.  Miscellaneous.

(a)  The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)  This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)  Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)  If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

(e)  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

(f)  Tenant shall not record this Lease or any memorandum without Landlord’s prior consent.

26.  Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.

27.  Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. The Security Deposit (less any amounts that Landlord is otherwise entitled to retain as set forth in this Lease) shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord, provided, that Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease.

28.  Tenant Improvements.

(a)  Landlord shall complete the Tenant Improvements in accordance with the plans or the description of improvements attached hereto as Exhibit “E” and the specifications attached hereto as Exhibit “F”. All necessary construction shall be substantially completed ready for use and occupancy by Tenant on the Anticipated Completion Date, subject to extension for delays due to any cause beyond the reasonable control of Landlord or Landlord’s contractors or suppliers. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable Laws of the governmental authorities having jurisdiction.

(b)  Tenant’s occupancy of the Premises shall constitute Tenant’s acceptance of the Tenant Improvements, subject to completion by Landlord of items set forth on a mutually agreed-upon punchlist of incomplete items prepared (i) at the time of substantial completion of the Tenant Improvements, and (ii) within 30 days after the Commencement Date. Provided Tenant is not then in default hereunder beyond any applicable notice and cure periods under this Lease and Tenant notifies Landlord of any defects in materials and workmanship in the Tenant Improvements within one (1) year after the Commencement Date, such time to be of the essence, Landlord shall repair such defects (not caused by Tenant’s use or occupancy, ordinary wear and tear or acts or omissions of Tenant or its Agents) at no cost to Tenant.

(c)  Tenant and its Agents shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that Tenant does not interfere with or delay the Tenant Improvements, Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord, and Tenant obtains Landlord’s prior written consent.

(d)  If the date of substantial completion of the Tenant Improvements is delayed by Tenant or its Agents, the Tenant Improvements shall be deemed to be substantially complete on the Anticipated Completion Date, as extended for reasons other than those caused by Tenant or its Agents.

29.  Options to Renew.

(a)  Provided that Landlord has not given Tenant notice of monetary default more than two (2) times in the immediately preceding 12 month period, that there then exists no Event of Default by Tenant under this Lease, nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and that Tenant and/or its Affiliate is the sole occupant of the Premises, Tenant shall have the right and option to extend the Term of this Lease for two (2) additional periods of sixty (60) months each, exercisable by giving Landlord prior written notice, on or before that date that is twelve (12) months prior to the then current Expiration Date, of Tenant’s election to extend the Term of this Lease; it being agreed that time is of the essence and that this option is personal to Tenant and any assignee or sublessee that is an Affiliate of Tenant, and is non-transferable to any other assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord ’s consent) or other party.

(b)  Such extensions shall be under the same terms and conditions as provided in this Lease except as follows:

(i)  each additional period shall begin on the day after the then current Expiration Date and thereafter the Expiration Date shall be deemed to be the date that is five (5) years after the then current Expiration Date;

(ii)  there shall be only one further option to extend, following the first renewal, and no further options to extend after the second renewal; and

(iii)  the Minimum Annual Rent for each year of the additional period shall be equal to the greater of (i) the Minimum Annual Rent payable in the immediately preceding Lease Year, or (ii) the fair market rental value of the Premises and annual increases in fair market rental value (collectively, the “FMR”) applicable at the time Tenant exercises such option (but in no event prior to the date that is twelve (12) months before the then current Expiration Date).

(c)  Unless Landlord accepts as Tenant’s Minimum Annual Rent obligation for each year of an additional period an amount equal to the Minimum Annual Rent payable in the immediately preceding Lease Year (the “Prior Rent Alternative”), within fifteen (15) days after Landlord receives notice of Tenant’s exercise of the option to extend the Term of this Lease, but in no event prior to the date that is twelve (12) months before the then current Expiration Date, Landlord will give notice to Tenant (the “Rent Notice”) of Landlord’s opinion of the FMR and comparing the FMR to the Minimum Annual Rent payable in the immediately preceding Lease Year. If Tenant does not respond to the Rent Notice within fifteen (15) days after receiving it, Landlord’s opinion of the FMR shall be deemed accepted as the Minimum Annual Rent due for each Lease Year of the additional period. If, during such fifteen (15) day period, Tenant gives Landlord notice that Tenant contests Landlord’s determination of the FMR (an “Objection Notice”), which notice must contain therein Tenant’s opinion of the FMR, the parties will attempt to arrive at a mutually agreeable Minimum Annual Rent for each Lease Year of the additional period, which, in no event, shall be less than the Prior Rent Alternative. When the parties come to an agreement, they will both execute an amendment to this Lease establishing the Minimum Annual Rent for each Lease Year of the additional period.

(d)  If Landlord and Tenant cannot agree as to the FMR within fifteen (15) days after Landlord’s receipt of the Objection Notice, the FMR shall be determined by appraisal. Within ten (10) days after the expiration of such fifteen (15) day period, Landlord and Tenant shall give written notice to the other setting forth the name and address of an appraiser designated by the party giving notice. All appraisers selected shall be members of the American Institute of Real Estate Appraisers and shall have had at least ten (10) years continuous experience in the business of appraising office buildings in the Yardley, Pennsylvania market area. If either party shall fail to give notice of such designation within the time period provided, then the party who has designated its appraiser (the “Designating Party”) shall notify the other party (the “Non-Designating Party”) in writing that the Non-Designating Party has an additional ten (10) days to give notice of its designation, otherwise the appraiser, if any, designated by the Designating Party shall conclusively determine the FMR. If two appraisers have been designated, such appraisers shall attempt to agree upon the FMR. If the two appraisers do not agree on the FMR within twenty (20) days of their designation, the two appraisers shall designate a third appraiser. If the two appraisers shall fail to agree upon the identity of a third appraiser within five (5) business days following the end of such twenty (20) day period, then either Landlord or Tenant may apply to the American Arbitration Association, or any successor thereto having jurisdiction, for the settlement of the dispute as to the designation of the third appraiser and the American Arbitration Association shall designate a third appraiser in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The three appraisers shall conduct such hearings as they may deem appropriate, shall make their determination of the FMR in writing and shall give notice to Landlord and Tenant of such determination within twenty (20) days after the appointment of the third appraiser. If the three appraisers cannot agree upon the FMR, each appraiser shall submit in writing to Landlord and Tenant the FMR as determined by such appraiser. The FMR for the purposes of this paragraph shall be equal to the arithmetic average of the two closest determinations of FMR submitted by the appraisers. Each party shall pay its own fees and expenses in connection with any appraiser selected by such party under this paragraph, and the parties shall share equally all other expenses and fees of the arbitration, including the fees and expenses charged by the third appraiser. The FMR as determined in accordance with the provisions of this Section shall be final and binding upon Landlord and Tenant.

30.  Right of First Offer. In the event Tenant requires additional space in the Building for the conduct of its business, Tenant shall notify Landlord in writing of Tenant’s space needs within the Building (“Tenant’s Space Notice”). Subject to prior rights of any existing tenant in occupancy of any ROFO Space (as hereinafter defined) and to the prior rights of any other tenants in the Building, for a period of six (6) months after the date of Landlord’s receipt of Tenant’s Space Notice, Landlord shall notify Tenant (“Offer Notice”) each time during any such six (6) month period of the Term or any extension or renewal thereof that Landlord becomes aware of the availability or impending availability for lease of space in the Building that is contiguous to the Premises (the “ROFO Space”) so long as Landlord has not given Tenant notice of monetary default more than two (2) times in the immediately preceding 12 month period, that there then exists no Event of Default by Tenant under this Lease, nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and that Tenant and/or its Affiliate is the sole occupant of the Premises, subject to the following:

(a)  Each Offer Notice shall describe the ROFO Space and the date as of which such ROFO Space shall be available for lease. Tenant shall have five (5) business days following the date of an Offer Notice within which to notify Landlord in writing (“Tenant’s Notice”) that Tenant is interested in leasing the ROFO Space. If Tenant timely sends Tenant’s Notice, Landlord and Tenant shall have ten (10) business days following Landlord’s receipt of Tenant’s Notice within which to negotiate mutually satisfactory terms for the leasing of the ROFO Space and to enter into an amendment to this Lease. If Tenant does not timely deliver the Tenant Notice or enter into such an amendment with Landlord, Landlord shall have the right to lease the ROFO Space to any third party on any terms and conditions.

(b)  This right of first offer to lease such ROFO Space is personal to Tenant and any assignee or sublessee that is an Affiliate of Tenant, and is non-transferable to any other assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party.

31.  Brokers. Tenant agrees that it has dealt with no brokers in connection with this Lease, except for Binswanger Corporation whose commission shall be paid by Landlord pursuant to separate agreement. Tenant agrees to indemnify and hold Landlord harmless from any and all claims for commissions or fees in connection with the Premises and this Lease from any other real estate brokers or agents with whom Tenant may have dealt.

Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, Sole General Partner

Date signed:	By:	/s/ James J. Mazzarelli, Jr.
4/20/07		Name: James J. Mazzarelli, Jr. Title: Senior Vice President, Regional Director

Date signed:	Tenant:

4/16/07
VELCERA, INC.
Attest:
	By:	/s/ Dennis F. Steadman
Name: Title:		Name: Dennis F. Steadman Title: CEO and President

Rider 1 to Lease Agreement

(Multi-Tenant Office)

ADDITIONAL DEFINITIONS

“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

“Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets or stock of Tenant as a going concern.

“Agents” of a party means such party’s employees, agents, representatives, contractors, licensees or invitees.

“Alteration” means any addition, alteration or improvement to the Premises or Property, as the case may be.

“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.

“Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

“Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, lobbies, hallways, restrooms, elevators, driveways, sidewalks, parking, loading and landscaped areas.

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

“Event of Default” means a default described in Section 22(a) of this Lease.

“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

“Interest Rate” means interest at the rate of 12% per annum.

“Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.

“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

“Lease Year” means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12-month period thereafter during the Term.

“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.

“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.

“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“Normal Business Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, legal holidays excepted.

“Operating Expenses” means all costs, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at standard retail rates for any services provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain the Property pursuant to Section 9 of this Lease, (iv) the cost of trash collection, (v) all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements (a) required by any Laws, (b) made for the purpose of reducing Operating Expenses, or (c) made for the purpose of directly enhancing the safety of tenants in the Building, (vii) a management and administrative fee, and (viii) a tenant service charge. The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, or (iv) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

“Property” means the Land, the Building, the Common Areas, and all appurtenances to them.

“Rent” means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“Tenant Improvements” means the improvements to be performed by Landlord pursuant to Section 28 of this Lease.

“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

“Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant.

EXHIBIT “B”

BUILDING RULES

1. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3. Tenant shall not impair in any way the fire safety system and shall comply with all security, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord’s prior written permission.

4. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.

5. Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease.

6. Tenant shall not change any locks nor place additional locks upon any doors.

7. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

8. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same. No machinery of any kind other than customary small business machines shall be allowed in the Premises. Tenant shall not use any method of heating, air conditioning or air cooling other than that provided by Landlord.

9. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises.

10. The use of rooms as sleeping quarters is strictly prohibited at all times.

11. Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence. Bicycles are not permitted in the Building.

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12. Tenant and its Agents shall not smoke in the Building or at the Building entrances and exits.

13. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance), and all vendors shall be subject to Landlord’s reasonable approval. No mechanics shall be allowed to work on the Building or Building Systems other than those engaged by Landlord. Tenant shall permit Landlord’s employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

14. Tenant shall comply with any move-in/move-out rules provided by Landlord and with any rules provided by Landlord governing access to the Building outside of Normal Business Hours. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building.

15. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant’s expense.

16. Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

17. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

18. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

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EXHIBIT “C”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Beneficiaries”) that as of the date hereof:

1. The information set forth in attached Schedule 1 is true and correct.

2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule l, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4. To the best of Tenant’s knowledge, Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6. To the best of Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7. Except as expressly set forth in the Lease (including, Section 29, entitled “Options to Renew”, and Section 30, entitled “Right of First Offer”, if applicable and/or valid), there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8. No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

IN WITNESS WHEREOF, Tenant has executed this Certificate this ____ day of __________, 2____.

Name of Tenant

By:
Title:

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SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.	Date of Lease:

B.	Parties:

1.	Landlord:

2.	Tenant:

C.	Premises:

D.	Modifications, Assignments, Supplements or Amendments to Lease:

E.	Commencement Date:

F.	Expiration of Current Term:

G.	Option Rights:

H.	Security Deposit Paid to Landlord: $

I.	Current Minimum Annual Rent: $

J.	Current Annual Operating Expenses: $

K.	Current Total Rent: $

L.	Square Feet Demised:

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EXHIBIT “D”

CLEANING SCHEDULE

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EXHIBIT “E”

PLAN OF IMPROVEMENTS

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EXHIBIT “F”

SPECIFICATIONS

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